EXHIBIT 99.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Kent Lawson, Aaron Rappaport and Angela Newhouse signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)
prepare and execute for and on behalf of the undersigned, in the undersigned’s individual capacity and as trustee of the Edward Memorial Trust (the “Trust”), any Schedule 13D or Schedule 13G, any and all amendments thereto and any joint filer agreements in connection therewith, with respect to the undersigned’s and the Trust’s beneficial ownership in equity securities (the “Subject Securities”) of a class specified in paragraph (i) of Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(2)
prepare and execute for and on behalf of the undersigned, in the undersigned’s individual capacity and as trustee of the Trust, any reports or statements required by Section 16(a) of the 1934 Act and the rules thereunder (“Section 16 Reports”), and any amendments thereto, related to the Subject Securities, in accordance with Section 16(a) of the 1934 Act and the rules thereunder;

(3)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Schedules 13D and 13G and Section 16 Reports, and any amendments thereto, and file or cause to be filed such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including in the undersigned’s capacity as trustee of the Trust, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, in the undersigned’s capacity as trustee of the Trust, are not assuming any of the undersigned’s responsibilities to comply with Section 13(d) and Section 16 of the 1934 Act. This Power of Attorney shall remain in full force and effect until revoked by the undersigned, in the undersigned’s capacity as trustee of the Trust, in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of December, 2014.

/s/H. Debra Levin H. Debra Levin, individually and as trustee of the Edward Memorial Trust